EXHIBIT 10.14

                                    AGREEMENT

         THIS AGREEMENT, made as of this day of December 1999, (the "Agreement") between Kadampanattu Corp. (hereinafter referred to as "K Corp.") and Trailer Bridge, Inc., ("hereinafter referred to as "Trailer Bridge").

         WHEREAS, in August, 1999 K Corp. and Trailer Bridge entered into an agreement regarding the reimbursement by K Corp. of approximately $3.7 million in additional expenses incurred by Trailer Bridge as a result of the failure of the loading ramp system provided by K Corp.; and

         WHEREAS, the parties sought to accomplish this reimbursement through the assignment of insurance proceeds related to the loading ramp structure formerly used in Jacksonville, Florida; and

         WHEREAS, payment under that insurance policy has been delayed;

         NOW THEREFORE, in consideration of the mutual covenants and agreements to be kept and performed on the part of said parties hereto, respectively as herein stated, hereby agree as follows:

         1. K Corp. agrees to fully pay the reimbursement of expenses agreed to in August, 1999 directly to Trailer Bridge prior to March 30, 2000.

         2. Upon such full payment Trailer Bridge agrees to rescind or return the assignment of the insurance policy related to the ramp formerly used in Jacksonville and waive for the benefit of K Corp., any amounts due under such policy.

         IN WITNESS WHEREOF, K Corp. and Trailer Bridge have caused this Agreement to be executed as of the date and year first above written.


                               KADAMPANATTU CORP.


                                 /s/ John D. McCown
                               ------------------------------------------------
                               By:     John D. McCown
                               Title:  President


                               TRAILER BRIDGE, INC.


                                 /s/ John D. McCown
                               ------------------------------------------------
                               By:     John D. McCown
                               Title:  Chairman of the Board and CEO